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                                                                   EXHIBIT 10.40



                              DATED 27th May 1999



                            BALSTONE ESTATES LIMITED


                                    -- to --


                                 STB SYSTEMS INC






                                    L E A S E

                                   relating to
                                 Meridian House
                              2/4 The Grove, Slough
                                    Berkshire
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                                      INDEX

                                                                             PAGE
CLAUSE                                                                     NUMBER
1    Definitions and interpretations
2    The demise and rent
3    Rental payment provisions
4    Rack rental ascertainment
5    Insurance premiums payable as additional rent
6    Interest on unpaid rent etc.
7    Landlord's covenants
8    Tenant's covenants (referred to the Third Schedule)
9    Provisos and agreements, exclusions and tenant's
     insurance warranty
10   Demise subject to easements etc.
11   Non waiver of breach of covenant
12   English Law
13   Operation of this Deed
14   No preceding agreement for lease

THE FIRST SCHEDULE   :  Description of the Demised Premises

THE SECOND SCHEDULE  :  Part I Rights granted
                        Part II Rights reserved

THE THIRD SCHEDULE   :  Tenant's Covenants

1    To pay rents
2    To pay rates etc.
3    To pay value added tax
4    To pay for electricity, gas, etc.
5    To repair and yield up in repair
6    To decorate and maintain open areas etc.
7    Not to make alterations etc.
8    Not to overload floors
9    Not to endanger drainage or electrical installations
10   Not to install noisy machinery etc.
11   To permit Landlord to enter and view state of repair
12   To carry out works on notice
13   To permit entry for repairs etc.
14   To pay landlord's costs of application for licences etc.
15   User, occupation etc.
16   No illegal use or nuisance etc.
17   Dangerous materials etc.
18   Insurance covenants


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                  1.1.7 "INTEREST" means interest calculated and compounded on a day today basis during the period from the date on which the payment is due to the date of payment both before and after any judgment at the rate of four per centum per annum above the base rate of Barclays Bank PLC (or some other Bank nominated in writing from time to time by the Landlord) then prevailing or should such Base Rate cease to exist then such other rate of interest as is most closely comparable with the said rate of four per centum (4%) per annum above such base rate to be agreed between the parties or in default of agreement to be determined by an accountant appointed by or acting for the Landlord for that purpose who shall act as an expert not an arbitrator and whose decision shall be binding on the parties or ten per centum (10%) per annum whichever is the higher.

                  1.1.8 "LANDLORD'S SURVEYOR" means any person or firm appointed by the Landlord to perform any of the functions of the Landlord's Surveyor under this Lease (including an employee of the Landlord or a Group Company and including also the person or firm appointed by the Landlord to collect the rents).

                  1.1.9 "LEASE TERM" means the term of ten years from (and including) the 27th day of May One thousand nine hundred and ninety nine.

                  1.1.10 "OTHER BUILDINGS" means any building or buildings now or at any time during the Perpetuity Period erected on Adjoining Property.

                  1.1.11 "PERPETUITY PERIOD" means the period of eighty years from the date hereof which shall be the perpetuity period applicable to this Lease and wherever in this Lease either party is granted or reserved a future interest in property there shall be deemed to be included in respect of every such grant or reservation a provision requiring the future interest to vest within the Perpetuity Period and for it to be void for remoteness if it shall not have so vested.

                  1.1.12 "PIPES" means all pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wires, cables, channels, flues, tanks and all other conducting media and includes any fixing, louvres, cowls and any other ancillary apparatus.

                  1.1.13 "PLAN" means the Plan annexed hereto.

                  1.1.14 "PLANNING ACTS" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning & Compensation Act 1991.

                  1.1.15 "RACK RENTAL VALUE" means the amount representing the annual rent or (if at the Review Date the Demised Premises are in multiple occupation) the aggregate annual rents which on that date could reasonably be expected to be obtained in the open market for the Demised Premises as a whole on making the assumptions (if not a fact).



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                           1.1.15.1 That they were then vacant and in good and
                           substantial repair and condition and fit and fitted out and available for immediate, occupation and use

                           1.1.15.2 That the covenants conditions and stipulations in this Lease contained and on the part of the Tenant to be performed and observed bad been performed and observed

                           1.1.15.3 That no work has been carried out thereon by the Tenant or any undertenant or their respective predecessors in title which has diminished the letting value of the Demised Premises

                           1.1.15.4 That if the Demised Premises have been destroyed or damaged they have been fully restored

                           1.1.15.5 That the Tenant would be in the market for the Demised Premises at the Review Date with other willing lessees

                           1.1.15.6 If a willing lessee would in the open market be given a period of occupation of the Demised Premises rent free or at a concessionary rent at the commencement of a lease that the willing lessee would have the benefit of such a period of occupation of the Demised Premises prior to the grant of the lease on the Review Date and that he would accordingly be prepared to pay the full rent from the Review Date

                           1.1.15.7 That the use of the Demised Premises permitted by the terms of this Lease is permitted under the Planning Acts permanently and without conditions restrictions or limitations

                           1.1.15.8 That the Building comprised within the Demised Premises has a net internal area of Eleven thousand six hundred and ninety five (11,695) square feet on the grant of a lease thereof by a willing landlord to a willing tenant for a term of years equal to ten years but calculated from the Review Date without any fine or premium being taken and otherwise upon the terms and conditions of this Lease (except as to the amount of rents hereby reserved but including the provisions for a rent review after five years) as varied from time to time and with the benefit of any licences granted by the Landlord and ally waiver or variation beneficial to the Tenant of any of the covenants and conditions herein contained and taking no account of:

                           1.1.15.9 Any goodwill attributable to the Demised Premises by reason of any trade or business carried on therein by the Tenant or any undertenant or their respective predecessors in title in their respective businesses.


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                           1.1.15.10 Any increase in rental value of the Demised
                           Premises attributable to the existence at the Review Date of any improvements to the Demised Premises (to which the Landlord shall where required have given written consent) carried out otherwise than in pursuance of an obligation to the Landlord or its predecessors in title by the Tenant or any undertenant or their respective predecessors in title during the Lease Term or during any period of occupation prior thereto arising out of an Agreement to grant such term or by any Tenant or undertenant of the Demised Premises before the commencement of the Lease Term so long as the Landlord or its predecessors in title have nor since the improvement was carried out had vacant possession of the relevant part of the Demised, Premises and

                           1.1.15.11 Any effect on rent of the fact that the Tenant or any undertenant or their respective predecessors in title have been in occupation of the Demised Premises.

                  1.1.16 "REVIEW DATE" means the date of expiration of the fifth year of the Lease Term and the expressions "Review Date" and "Review Period" shall be construed accordingly.

                  1.1.17 "V.A.T." means value added tax and any other tax of a similar nature.

         INTERPRETATIONS

         1.2      In this Lease:

                  1.2.1 Any reference to a specific statute includes any statutory extension or modification or re-enactment of such statute or any statute for similar purposes thereto and any rules, regulations, orders or directions made thereunder and any general reference to "statute" or "statutes" includes any regulations or orders made thereunder and any legislative provisions adopted by the European Union or any supra-national legislation which has effect in the United Kingdom.

                  1.2.2 The expressions "the Landlord" and "the Tenant" wherever the context so admits include their respective successors in title.

                  1.2.3 Where the Landlord or the Tenant or the Guarantor (if any) for the time being are two or more individuals or persons the terms "the Landlord," "the Tenant" and "the Guarantor" include the plural number and obligations expressed or implied to be made by or with such party are deemed to be made by or with such individuals jointly and severally.

                  1.2.4 Words importing one gender include all other genders.

                  1.2.5 References to the "Demised Premises" in the absence of any provision to the contrary include any part of the Demised Premises.


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                  1.2.6 The expression "the Guarantor" includes not only the person referred to herein (if any) but also any person who enters into a covenant with the Landlord pursuant to Clauses
                  19.8 and 31 of the Third Schedule.

                  1.2.7 Any covenant by the Tenant not to do any act or thing shall be deemed to include an obligation not to permit such act or thing to be done and to use its best endeavours to prevent such act or thing being done by a third party.

                  1.2.8 Wherever the consent or approval of the Landlord is required or requested in relation to this Lease such provisions shall be construed as also requiring the consent or approval of any mortgagee of the Landlord where the same shall be required except that nothing in the Lease shall be construed as implying that any obligation is imposed upon any mortgagee not unreasonably to refuse any such consent.

                  1.2.9 Where the expression "tenant covenants" or "authorised guarantee agreement" are used in this Lease they are to have the same meanings as is given by Section 28(1) of the Landlord and Tenant (Covenants) Act 1995.

                  1.2.10 The index and clause or paragraph headings do not form part of this Lease and shall not be taken into account in its construction or interpretation.

                  1.2.11 The expression "the Lease Term" includes any period of holding over or extension or continuation thereof whether by agreement between the Landlord and the Tenant or by statute or common law.

THE DEMISE AND RENT

2 IN consideration of the rent and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the Demised Premises but EXCEPTING AND RESERVING to the Landlord and others as specified in the Second Schedule the rights specified in the Second Schedule TO HOLD the same unto the Tenant for the Least Term SUBJECT TO all rights, easements, privileges, restrictions, covenants and stipulations of whatever nature affecting the Demised Premises including the matters contained or referred to in the documents specified in the Fifth Schedule YIELDING AND PAYING therefor at the times and in manner hereinafter mentioned:

         2.1 From the date hereof until and including the Twenty first day of September One thousand nine hundred and ninety nine the annual rent of one peppercorn.

         2.2 From and including the Twenty second day of September One thousand nine hundred and ninety nine and during the remainder of the first five years of the Lease Term the Initial Rent and thereafter.

         2.3 During the remainder of the Lease Term an annual rent in respect of the Review Period of an amount equal to whichever is the greater of

                  2.3.1 the rent payable immediately preceding the Review Date and


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                  2.3.2 the Rack Rental Value of the Demised Premises on the
                  Review Date.

         2.4 As additional rent any V.A.T. which may be or become chargeable in respect of any rent payable under this Lease.

         2.5 As additional rent any other sums payable pursuant to this Lease.

RENTAL PAYMENT PROVISIONS

3 THE rent shall be paid by equal quarterly payments in advance on the usual quarter days in each year without any deduction whatsoever except

         3.1 That the first payment shall be a proportionate payment for the period from the Twenty second day of September One thousand nine hundred and ninety nine to the Twenty fourth day of December One thousand nine hundred and ninety nine and shall be paid on the 4th June 1999 and

         3.2 That if the rent payable for the Review Period has not been ascertained until the Final Date the Tenant shall until the quarter day next following such Final Date pay on account the like amount of rent as was payable immediately preceding the Review Date and shall on such quarter day pay to the Landlord the difference (if any) between the amounts so paid and the actual amount of rent payable for the period from the Review Date to such quarter day with interest thereon to the date of payment calculated on a day to day basis at the rate of two Per centum (2%) per annum above Barclays Bank PLC base rate for the time being and such interest shall be paid by the Tenant to the Landlord by way of additional rent.

4    RACK RENTAL ASCERTAINMENT

         4.1 THE Rack Rental Value on the Review Date shall be ascertained at any time by agreement in writing signed by or on behalf of the Landlord and the Tenant or in default of such agreement shall be determined and certified at the option of the Landlord either by an arbitrator or by an independent valuer (acting as expert and not as arbitrator) such arbitrator or valuer to be an independent Chartered Surveyor appointed, whether on before or after the Review Date, by agreement between the Landlord and the Tenant or, in default of agreement within fourteen days of one party giving notice to the other in writing of its nomination or nominations, nominated upon the application of the Landlord made not earlier than six months before the Review Date or at any time thereafter by the President for the time being of the Royal Institution of Chartered Surveyors PROVIDED THAT:

                  4.1.1 If the said President shall for any reason not be available or be unable to make such appointment as aforesaid at the time of application therefor the appointment may be made by the Vice President or next senior officer of the said Institution then available and able to make such appointment or if no such officer of the said Institution shall be so available and able to make such appointment then by such officer of such independent professional body of surveyors as the Landlord shall designate and


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                  4.1.2 That if any valuer appointed to act as an expert shall have unduly delayed his decision or shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties herein the Landlord or the Tenant may apply to the said President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary.

         4.2 4.2.1 Any arbitration hereunder shall be conducted in accordance with the Arbitration Act 1996.

                  4.2.2 The decision of the valuer acting as an expert as to how the costs and expenses including the costs of his appointment are to be borne and as to the amount of the Rack Rental Value shall be binding upon the Landlord and the Tenant.

                  4.2.3 The valuer acting as an expert shall afford to the Landlord and the Tenant an opportunity to make representations to him.

         4.3 On each occasion during the Lease Term that the operation of the above provisions for the ascertainment of the amount of rent payable in the Review Period or any installment or part thereof or the collection or retention thereof is prevented or prohibited by any statutory restriction either wholly or partially

                  4.3.1 The Review Date shall be postponed to take effect on the earliest permissible date or dates thereafter and if there shall be a partial relaxation there shall be a further review of the rent hereby reserved on the earliest date as aforesaid notwithstanding that the said rent may have been increased in part on or since the previous Review Date and/or

                  4.3.2 The collection of any increase or increases in the rent shall be postponed to take effect on the earliest date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase.

         AND until such statutory restrictions shall be relaxed either partially or wholly the total of the rent hereby reserved shall be the maximum sum from time to time lawfully applicable to the Demised Premises.

         4.4 For the avoidance of doubt the rent payable for the Review Period (whether agreed between the Landlord and the Tenant or determined by an arbitrator or valuer acting as an expert) may be a stepped rent.

         4.5 When the rent payable for the Review Period shall have been ascertained in accordance with the provisions of this Clause Memoranda thereof shall (if so required by the Landlord) be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and its Counterpart.


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5    INSURANCE PREMIUMS

         5.1      THE Tenant shall also pay the Landlord:

                  5.1.1 Upon demand from time to time during the Lease Term sums of money equal to the amounts which the Landlord may reasonably expend or be liable to expend in effecting or maintaining any such insurances as are referred to in Clause
                  7.2 hereof and for insuring in such amount and on such terms as the Landlord shall reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter involving or relating to the Demised Premises and

                  5.1.2 All of any increased premium payable by reason of any act or omission of the Tenant.

         5.2 Such payments shall be made without any deduction and in particular (but without prejudice to the generality of the foregoing) no deduction shall be made in respect of any agency or other commission paid or allowed by the insurers to the Landlord or otherwise but the full nominal amount of each premium shall be treated as having been expended in respect of the relevant insurances and the Landlord shall be entitled to retain for its own benefit any agency or other commission so paid or allowed.

INTEREST ON UNPAID RENT

6 IF and whenever during the Lease Term the said rents or any other monies from time to time payable by the Tenant to the Landlord or any part or parts thereof shall at any time be unpaid for a space of fourteen days next after becoming payable the same shall until paid or until any earlier re-entry by the Landlord upon the Demised Premises pursuant to the proviso in that behalf hereinafter contained bear Interest PROVIDED that nothing in this clause shall entitle the Tenant to withhold or delay any payment of rent or other monies as aforesaid after the date upon which the same first falls due or in any way prejudice affect or derogate from the rights of the Landlord in relation to the said non-payment including (but without prejudice to the generality of the foregoing) those under the proviso for re-entry hereinafter contained.

LANDLORD'S COVENANTS

7 THE Landlord HEREBY COVENANTS with the Tenant PROVIDED THAT the Landlord shall not be liable itself for any breach of covenant occurring after it shall have parted with the interest in the Demised Premises immediately expectant upon the reversion to this Lease:

         QUIET ENJOYMENT

         7.1 That the Tenant paying the rents hereinbefore reserved and performing and observing the provisions and the covenants on the part of the Tenant herein contained shall peaceably hold and enjoy the Demised Premises for the Lease Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.


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         INSURANCE

         7.2 Subject to the Tenant paying the insurance rent payable pursuant to clause 5 of this Lease to keep the Demised Premises insured against loss or damage by fire, lightning, explosion, tempest, flood, bursting and overflowing of water tanks, apparatus or pipes, impact and (in peace time) aircraft and other aerial devices and any articles dropped therefrom, riot, civil commotion, malicious damage, subsidence and heave and such other risks as the Landlord may reasonably decide or the Tenant may reasonably require at the Tenant's expense to insure against from time to time

                  7.2.1 unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant's authority and

                  7.2.2 to the extent that such insurance may ordinarily be arranged for properties such as the Demised Premises in some insurance office of repute or (if and so long as the Landlord for the time being is itself an insurance company or an insurance company is a Group Company and the Landlord so desires) in its own office or the office of any insurance company which is a Group Company in such a sum as the Landlord shall from time to time be advised by the Landlord's Surveyor represents the full amount of the costs (including any V.A.T. or other taxes payable in respect thereof and reasonable provision for escalation of such costs between the date of destruction or damage and the estimated date of rebuilding or reinstating the Demised Premises) from time to time of completely rebuilding, reinstating or replacing the Demised Premises as new in the event of total destruction thereof (including architects', engineers' and surveyors' fees on such costs at the current scales for the time being of the Royal Institute of British Architects, the Association of Structural Engineers and the Royal Institution of Chartered Surveyors, the cost of debris removal, demolition, site clearance and any works that may be required by statute and incidental expenses and also a sum equal to three years' (or such longer period as the Landlord may from time to time consider necessary) rent of the Demised Premises for the time being payable or prospectively payable as from the Review Date) and to make all payments necessary for the above purpose within seven days after the same shall respectively become payable and will produce to the Tenant on demand a copy of the insurance policy and of the current premium receipt (or other evidence that the insurance is in force and a summary of the cover) and will request (if required by the Tenant or its mortgagee) that a note of the interest of the Tenant and/or the Tenant's mortgagee be made on the insurance policy.

         TO LAY OUT INSURANCE MONIES IN REBUILDING AND REINSTATING

         7.3 In case the Demised Premises or any part thereof shall from time to time be destroyed or damaged by an Insured Risk so as to be unfit for occupation or use then as often as the same shall happen (unless payment of the policy monies shall be withheld in whole or in part by reason of any act neglect or default of the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant's authority) subject to

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         clause 7.4 with all convenient speed to take such steps as may be requisite and proper to obtain any planning permission or other permits and consents that may be required under the Planning Acts to enable the Landlord to rebuild and reinstate the Demised Premises and to spend and lay out any insurance monies received by virtue of the aforementioned insurance (except in respect of loss of rent) in reinstating, restoring, replacing or rebuilding the Demised Premises or the parts thereof so destroyed or damaged with all convenient speed PROVIDED THAT the Landlord shall not be liable to rebuild or reinstate the Demised Premises if the Landlord is unable (having used all reasonable endeavours) to obtain all planning permissions, permits and consents necessary to execute such rebuilding and reinstating or if this Lease shall be frustrated or if the rebuilding or reinstating is prevented for any reason beyond the control of the Landlord in which event the Landlord shall be entitled to retain all insurance monies received by the Landlord.

         7.4 If during the last three years of the Lease Term the Demised Premises shall be so destroyed or damaged by an Insured Risk as to be unfit for occupation and use the Landlord may by not less than one month's prior written notice to the Tenant given to expire at any time ("the Determination Notice") determine the Lease and upon the expiry of the Determination Notice this Lease shall determine without prejudice to any rights and remedies which may then have accrued to either party against the other in respect of any breach of the covenants and conditions contained in this Lease and the Landlord shall be entitled to retain all insurance monies received by the Landlord and the Tenant.

TENANT'S COVENANTS

8 THE Tenant HEREBY COVENANTS with the Landlord to observe and perform the covenants set out in the Third Schedule hereto.

PROVISOS AND AGREEMENTS, EXCLUSIONS AND TENANT'S INSURANCE WARRANTY

9    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

         9.1 Without prejudice to any other right or remedy or power herein contained or otherwise available to the Landlord:

                  9.1.1 if the said yearly or other rents or any part or parts thereof shall at any time be unpaid for the space of fourteen days next after becoming payable (whether the same shall have been formally or legally demanded or not) or

                  9.1.2 if default shall be made in the performance or observance of any of the covenants provisions and conditions herein contained and on the part of the Tenant to be observed and performed; or

                  9.1.3 if the Tenant or any guarantor of the Tenant's obligation:

                           9.1.3.1 (being a company or if in partnership) enters into voluntary liquidation (other than for the purpose of reconstruction or amalgamation not involving a realisation of assets) or has a winding up order made

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                           against it by the Court or has a receiver appointed
                           over all or any part of its assets or an administration order is made pursuant to the Insolvency Act 1986 or the Insolvent Partnerships Order 1994; or

                           9.1.3.2 (being one or more individuals whether or not in partnership together) any one of them petitions the Court for his own bankruptcy or has a bankruptcy order made against him; or

                           9.1.3.3 becomes insolvent or enters into any composition with its or his creditors or enters into a voluntary arrangement (within the meaning of Section 1 or 253 Insolvency Act 1986 or the Insolvent Partnerships Order 1994), or

                  9.1.4 if the Tenant (whether an individual or a body corporate) shall permit or suffer any distress or execution to be levied on the Demised Premises then and in any such case (and notwithstanding the waiver of any previous right of re-entry) it shall be lawful for the Landlord or any person or persons duly authorised by it in that behalf to re-enter into and upon the Demised Premises or any part thereof in the name of the whole and to repossess and enjoy the same henceforth as if this Lease had not been granted and thereupon the Lease Term shall cease and absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of the covenants on the Tenant's part herein contained.

         9.2 In the event of the Demised Premises or any part thereof being damaged or destroyed by an Insured Risk so as to be unfit for occupation or use then subject as hereinafter provided the rent or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable by the Tenant from the date of damage or destruction until the expiration of a period of three years (or such other longer period as the Landlord has insured against for loss of rent) from such date or until the date on which the Demised Premises are restored fit for use and occupation by the Tenant whichever date shall be the earlier PROVIDED.

                  9.2.1 that there shall be no cesser of rent if the insurance policy effected by the Landlord shall have been vitiated in whole or in part by the act, neglect or omission or default of the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant's authority or if the monies payable under the said policy in respect of loss of rent shall not be paid to the Landlord as hereinafter provided by reason of any such act or default as aforesaid;

                  9.2.2 that where the Tenant has paid rent in advance which relates to a period after the date of the damage or destruction aforesaid the Tenant will not be repaid the same or as appropriate the fair proportion thereof until after the Landlord has received reimbursement thereof from the relevant insurance company;

                  9.2.3 that any dispute which may arise under this sub-clause shall be referred to the decision of some competent person to be agreed upon by the Landlord and by the Tenant or (in the event of failure so to agree) to be nominated by the President for the time being of The Royal Institution of Chartered Surveyors such person acting as an expert and not as an arbitrator and the decision of such person (including any decision as to the costs of such determination) shall accordingly be final and binding on both the Landlord and the Tenant.

         9.3 All policy monies received in respect of loss of rent shall be paid to the Landlord for its own use and benefit and if for any cause whatsoever rebuilding or reinstatement of the Demised Premises shall be prevented or frustrated then all policy monies shall belong to and be retained by the Landlord absolutely.

         9.4 Any notice hereby required or authorised to be given to the Landlord or the Tenant respectively shall be in writing and may be given in any of the modes provided in Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 and shall also be sufficiently served if sent by telex or by telegraphic facsimile transmission to the party to be served and that service shall be deemed to be made on the day of transmission before
         4.00 p.m. on any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any statutory Bank Holiday but otherwise on the next such day following the day of transmission.

         9.5 Nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

         9.6 Any dispute arising as between the Tenant and the lessees tenants or occupiers of any Adjoining Property or any neighbouring property as to any easement, right or privilege in connection with the use of the Demised Premises and any Adjoining Property or any neighbouring property or as to the party or other walls separating the Demised Premises from any Adjoining Property or any neighbouring property or as to the amount of any contribution towards the repair of services or other things used in common with any Adjoining Property or any neighbouring property or relating in any way to the Demised Premises shall be decided by the Landlord or in such manner as the Landlord shall reasonably direct and such decision shall be binding on all the parties to the dispute.

         9.7 The Landlord shall not be responsible to the Tenant or (save as is otherwise provided by statute) to the Tenant's licensees, servants, agents or other persons in the Demised Premises or calling upon the Tenant for any accident, happening or injury suffered or damage to or loss of any chattel or property sustained in the Demised Premises or any Adjoining Property.

         9.8 Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other adjoining or neighbouring Premises belonging to the Landlord.

         9.9 Such of the internal division walls as divide the Demised Premises from any Adjoining Property shall be deemed to be party walls within the meaning of Section 38 of the Law of Property Act 1925 and shall be maintained accordingly.

         9.10 9.10.1 If after the Tenant has vacated the Demised Premises on the expiry or sooner determination of the Lease Term any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within fourteen days after being requested in writing by the Landlord so to do or if after using reasonable endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord then the Landlord may as the Agent of the Tenant sell such property and hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by the Landlord to the order of the Tenant provided that the Tenant will indemnify the Landlord against any liability incurred by it to any Third Party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant.

                  9.10.2 If the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the said proceeds of sale absolutely unless the Tenant shall claim the same within six months of the date upon which the Tenant vacated the Demised Premises.

                  9.10.3 The Tenant shall indemnify the Landlord against any damage occasioned to the Demised Premises or any Adjoining Property or Other Buildings and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of such property in or on the Demised Promises.

         9.11 Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Demised Premises any compensation under the Landlord and Tenant Act 1954.

         9.12 This Lease embodies the entire understanding of the Landlord and the Tenant relating to the Demised Premises and to all the matters dealt with by any of the provisions of this Lease.

         9.13 The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease.

         9.14 The Tenant shall not be entitled to any right of light or air or other easement which will interfere with the free use of any Adjoining Property or any land adjoining opposite or near to the Demised Premises for building or other purposes and shall not during the Lease Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any Adjoining Property.

         9.15 The Tenant warrants that prior to the execution of this Lease the Tenant has disclosed to the Landlord in writing any conviction, judgment or finding of any Court or Tribunal relating to the Tenant (or if a company any director other officer or majority shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks.

         9.16 Wherever this Lease provides that the consent of the Landlord is required the Landlord may withhold its consent if the giving of such consent would:

                  9.16.1 materially diminish the value of the Landlord's reversion expectant upon the determination of this Lease.

                  9.16.2 materially prejudice any business carried on by the Landlord or any Group Company or any other Tenant of the Landlord or a Group Company on any Adjoining Property

                  9.16.3 cause nuisance to the Landlord or any other tenant of the Landlord

                  9.16.4 conflict with the generally accepted principles of good estate management from time to time current.

         9.17 For the purposes of the Data Protection Act 1984 or otherwise the Tenant and the Guarantor agree to any information relating to this tenancy held by the Landlord being disclosed to third parties so far only as is necessary in connection with the management or disposal of the Demised Premises.

DEMISE SUBJECT TO EASEMENTS ETC.

10 THE Demised Premises are demised to the Tenant subject to all easements and rights affecting the same.

NON WAIVER OF BREACH OF COVENANT

11 THE demand for or receipt of rent on the part of the Landlord or its agent with knowledge of a breach of any of the covenants, provisions or conditions herein contained and on the part of the Tenant to be observed and performed shall not operate is a waiver in whole or in part of any such breach or of the Landlord's right to re-enter.

12 ENGLISH LAW

THIS Lease shall be construed and governed in accordance with the laws of England and Wales and the parties hereto submit to the non-exclusive jurisdiction of the English Courts.

OPERATION OF THIS DEED

13 THIS document shall be treated as having been executed and delivered as a deed only upon being dated.

NO PRECEDING AGREEMENT FOR LEASE

14 IT IS HEREBY CERTIFIED that there is no agreement for lease to which this Lease gives effect.

         IN WITNESS whereof this Lease has been executed as a deed by the parties hereto the day and year first before Written.

                               THE FIRST SCHEDULE

                       DESCRIPTION OF THE DEMISED PREMISES

ALL THAT land and premises TOGETHER WITH the structures and building or buildings erected thereon or on some part thereof edged red for identification on the Plan and known as Meridian House, 2/4 The Grove, Slough in the County of Berkshire the freehold of which is registered at H M Land Registry under title numbers BK 309299 and BK 228376.

                               THE SECOND SCHEDULE

                           EXCEPTIONS AND RESERVATIONS

                                   (CLAUSE 2)

The following rights and easements are excepted and reserved out of the Demised Premises unto the Landlord and its tenants and the owners and occupiers of any Adjoining Property and all other persons authorised by the Landlord or for the time being entitled thereto:

1 The right to the free and uninterrupted passage and running of water, sewage, gas, electricity, telephone and other services or supplies from and to any Adjoining Property in and through the Pipes which now are or may at any time during the Perpetuity Period be in, on, under or over the Demised Premises.

2 The right to construct and at any time during the Perpetuity Period in on under or over the Demised Premises any Pipes, easements or services for the, benefit of or to serve any Adjoining Property.

3 The right at any time during the Perpetuity Period but (except in case of emergency) after giving reasonable notice to enter the Demised Premises and:

         3.1 to inspect, cleanse, connect to, repair, remove, replace with others, alter or execute any works whatever to or in connection with the Pipes, easements or services referred to in paragraphs 1 and 2 of this Part of this Schedule;

         3.2 to view the state and condition of the Demised Premises and to repair and maintain any Other Buildings where such viewing or work would not otherwise be reasonably practicable;

         3.3 to carry out work or to do anything whatever comprised within the Landlord's obligations in this Lease;

         3.4 to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Lease Term, or

         3.5 to exercise any of the rights granted or reserved by this Lease.

4 The right with or without any Surveyor acting for the Landlord and any person acting as the third party determining the Rack Rental Value in default of agreement between the parties under the provisions for rent review contained in this Lease at convenient hours on reasonable prior notice to cater and to inspect measure and survey the Demised Premises for all purposes connected with any pending or intended step under the Landlord and Tenant Act 1954 or the implementation of the provisions for rent review contained in this Lease.

5 The right during the Perpetuity Period to carry out work of any kind including alteration of or additions or extensions to Other Buildings or the construction of new buildings on any Adjoining Property of any height and to use any boundary or external wall of the Demised

Premises as a party wall for any new building on Adjoining Property and to carry out all necessary construction works accordingly and the right to erect and use scaffolding and hoardings on the Demised Premises for the Purpose of inspecting repairing maintaining or cleansing any Other Buildings or carrying out any works (including alterations or extensions of Other Buildings or the construction of new buildings) on any Adjoining Property notwithstanding that the exercise of such rights may temporarily restrict the access to or use and enjoyment of the Demised Premises or any temporary derogation from the terms of the Lease (but in the event of such derogation to carry out all works as expeditiously as practicable) and notwithstanding that any new buildings or structures may obstruct, affect or interfere with [he amenity of or access to the Demised Premises or that the free access of light and air to the Demised Premises may thereby be impaired or injuriously affected or that nuisance, inconvenience, disturbance or annoyance arising therefrom may be caused to the Tenant PROVIDED THAT the persons exercising such rights shall make, good as soon as is practicable any physical damage caused to the Demised Premises.

6 The rights of light, air, support, protection, shelter and all other easements and rights now or after the date of this Lease enjoyed by or belonging to any Other Buildings and any Adjoining Property and any part or parts thereof or any neighbouring or adjoining property or any part or parts thereof.

                               THE THIRD SCHEDULE

                                   (CLAUSE 8)

                               TENANT'S COVENANTS

TO PAY RENTS

1 1.1 To pay the said rents at the times and in manner aforesaid free from all deductions and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set off.

         1.2 If so required by the Landlord to make such payments by banker's order or credit transfer to any bank and account chat the Landlord may from time to time nominate.

TO PAY RATES ETC.

2    TO pay and to indemnify the Landlord against:

         2.1 All existing and future rates, taxes, assessments, impositions, duties, charges and outgoings whatsoever (whether parliamentary, local or otherwise and whether or not of a capital or non-recurring nature and even though of a wholly novel character) which now are or may hereafter at any time during the Lease Term become payable, charged or assessed in respect of the Demised Premises or any part thereof or on the owner or occupier in respect thereof and

         2.2 A sum equal to any uniform business races (or similar imposition substituted therefor or payable in replacement thereof) payable after the expiry or sooner determination of the Lease Term which would not have been so payable had the Demised Premises been in rateable occupation (or fully occupied) during the preceding twelve months.

TO PAY V.A.T.

3 TO pay to the Landlord V.A.T. which is or may become payable in respect of ally payment made or to be made by the Tenant under any of the provisions of or
it) connection with this Lease or paid by the Landlord on any payment made by the Landlord where the Tenant agrees in this Lease to reimburse the Landlord for such payment and in every case where in this Lease the Tenant covenants with the Landlord to pay an amount of money such amount shall be regarded as being exclusive of all V.A.T. which may from time to time be payable thereon.

TO PAY FOR ELECTRICITY, GAS, ETC.

4 TO pay to the suppliers and indemnify the Landlord against all charges for electricity, gas and other services consumed or used in relation to the Demised Premises (including meter rents) where a separate supply is provided for the Demised Premises.

TO REPAIR AND YIELD UP IN REPAIR

5 5.1 AT all times to the reasonable satisfaction in all respects of the Landlord's Surveyor during the Lease Term well and substantially to repair and keep in good and substantial repair and condition the Demised Premises (damage by fire or any other insured risks excepted provided that the insurance effected by the Landlord shall not have been vitiated or payment of tile insurance monies refused in whole or in part in consequence of some act or default on the part of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant's authority) and quietly to surrender and yield up the Demised Premises in such good and substantial repair as aforesaid at the end or sooner determination of the Lease Term together with any such additions and improvements as aforesaid and the Landlord's fixtures and fittings whole undefaced and fit for use and without prejudice to the generality of the foregoing with the carpets or floor coverings, wall coverings, light fittings, sanitary ware and ironmongery replaced with new items of like nature, quality and colouring, the Tenant making good any damage caused by the removal of the Tenant's fixtures, fittings, furniture and effects.

         5.2 If it shall become necessary at any time under the provisions of this Lease for the Tenant to rebuild the whole or any part of the Demised Premises (damage or destruction by any insured Risk excepted provided that the policy of insurance shall not have been vitiated by any act or default of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant's authority) then the Tenant will at its own expense and with all reasonable despatch carry out such rebuilding under the direction and to the reasonable satisfaction of the Landlord's Surveyor and in accordance with such plans and specifications as may be approved by them in writing, such approval not to be unreasonably withheld.

         5.3 To maintain at all times during the Lease Term the Landlord's fixtures and fittings and to replace and renew such of them as may become worn out lost or unfit for use by substituting replacements of the like nature and quality provided that before carrying out any renewal or replacement the Tenant shall first obtain the approval in writing of the Landlord as to the nature of the work to be carried out or the replacement items, such approval not to be unreasonably withheld.

TO DECORATE AND MAINTAIN OPEN AREAS ETC.

6        6.1      6.1.1 TO paint with three coats of good quality paint in a proper and workmanlike manner all the internal wood iron and other parts of the interior of the Demised Premises heretofore or usually painted in every fourth year and in the last year or on sooner determination (howsoever determined) of the Lease
                  Term and after every painting to grain, polish, wash, stop, whiten and colour all such parts as are usually so treated and to repaper the parts usually papered with suitable paper of good quality and to carry out all the aforesaid work with the best quality materials of their several kinds available and in accordance with the best standards of workmanship PROVIDED
                  THAT any such painting or treatment at the end or sooner determination of the Lease Term shall be carried out in such colours as the Landlord in its absolute discretion shall determine.

                  6.1.2 TO paint with three coats of good quality paint in a proper and workmanlike manner all the external wood iron and other parts of the exterior of the Demised Premises previously or usually painted in every third year and in the last year or on sooner determination (howsoever determined) of the Lease Term and after every painting to grain, varnish, polish, wash, stop, whiten and colour all such parts as are usually so treated and to clean the brickwork stonework arid other finishes to the exterior of the Demised Premises and to carry out all the aforesaid work with the best quality materials of their sever-at kinds available and in accordance with The best standards of workmanship PROVIDED THAT any such painting or treatment at the end or sooner determination of the Lease Term shall be carried out in such colours as the Landlord in its absolute discretion shall determine,

         6.2 At all times during the Lease Term to keep the windows and window frames of the Demised Premises, clean and to keep any part of the Demised Premises not occupied by buildings adequately surfaced in good condition free from weeds and all landscaped areas (if any) properly cultivated.

         6.3 To enter into contracts with persons of good repute for the regular maintenance, inspection, care and servicing of any lifts, boilers, ventilation, air-conditioning, central heating plant and apparatus from time to time in the Demised Premises and to supply to the Landlord details of all such contracts upon written request.

NOT TO MAKE ALTERATIONS ETC.

7 7.1 NOT at any time during the Lease Term to alter cut maim or remove any of the main walls, beams, columns, timbers, floors or other structural parts of the Demised Premises or commit or permit any waste or damage to the Demised Premises or to the floors or timbers thereof or to endanger the structure Or any floor or to make or permit to be made any alteration in or addition to the elevation, main structure or in the external decoration thereof or to erect any additional buildings or structures PROVIDED That the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) carry out works of alteration or addition of a non-structural nature but if the Tenant shall make any such alteration or additions to the Demised Premises the Tenant shall (if the Landlord shall so require but not otherwise) at the end or sooner determination of the Lease Term at the Tenant's own expense remove such alterations and additions if required by the Landlord and shall also at its own expense restore the Demised Premises to the same condition ill which they were prior to the making or erecting of such alterations or improvements and in any event shall remove any moulding, sign, writing or painting of the name or business of the Tenant and other persons from the Demised Premises and make good any damage caused to the Demised Premises by such removal.

         7.2 Not to cut, injure or remove nor make any connection with the Pipes serving the Demised Premises either exclusively or in connection with other premises PROVIDED THAT the Tenant may make connection with those Pipes that exclusively serve the Demised Premises only in accordance with plans and specifications first approved in writing by the Landlord.

         7.3 Not without the previous consent it, Writing of the Landlord to alter the electrical heating or lighting installations or other services serving the Demised Premises and to replace the same when necessary with the same materials or if not then available with materials of no lesser quality to be first approved b y the Landlord's Surveyor.

NOT TO OVERLOAD FLOORS

8 NOT to impose or permit to be imposed (whether by using machinery or otherwise) on any part of the floors, roof, roof trusses, joists or the ' structure of any building comprised in the Demised Premises a load or weight greater than that which the said floors, roof, roof trusses, joists or structure are designed or constructed to bear with due margin for safety,

NOT TO ENDANGER DRAINAGE OR ELECTRICAL INSTALLATION

9 9.1 NOT to discharge into any of the Pipes and any other conducting media serving the Demised Premises or any other property any oil, grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Demised Premises, the buildings thereon or any adjoining or neighbouring property.

         9.2 Not in the use of electrical wiring and electrical installations in the Demised Premises to Use The same or any part thereof in such a way as to overload the wiring system or any other part of the electrical installation and within three months of any request by the Landlord in that behalf (such request not to be made except in the case of an overloading or other failure more than once in every three years) to produce a certificate of test of the electrical wiring and the electrical installations in the Demised Premises given by a competent electrical engineer who is a member of and in accordance with the regulations of the Institute of Electrical Engineers and the local electricity supply authority or company or either of them.

NOT TO INSTALL NOISY MACHINERY ETC.

10 NOT to install or use in or upon the Demised Premises any machinery or apparatus which causes excessive noise or vibration which can be heard or felt in nearby premises or outside the Demised Premises or which may cause structural damage to the Demised Premises.

TO PERMIT LANDLORD TO ENTER AND VIEW STATE OF REPAIR

11 TO permit the Landlord and the Landlord's Surveyor and agent with or without workmen and others at all reasonable times and upon reasonable notice to enter upon and examine (and to open up floors and ceilings where the same is required in order to examine) the condition of the Demised Premises and thereupon the Landlord may serve on the Tenant a notice in writing specifying any repairs maintenance or rebuilding necessary to be done so far as they are the liability of the Tenant under the covenants herein contained and require the Tenant to commence to execute the same within one calendar month (but forthwith in case of emergency) including the making good of the said opening up (if any) and forthwith to pay the Landlord's Surveyors' reasonable and proper fees in respect of such examination and the preparation of such notice,

TO CARRY OUT WORKS ON NOTICE

12 WELL and substantially to commence (arid thereafter proceed diligently) to repair and make good all defects and wants of reparation or other works of which notice in writing shall be given to or left on the Demised Premises for the Tenant by the Landlord and for which the Tenant is liable hereunder within one calendar month after the giving or leaving of such notice (or forthwith in case of emergency) and to complete such works of repair and making good or other works within three calendar months after the giving or leaving of such notice and if the Tenant fails to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the rights of re-entry hereinafter contained) to enter upon the Demised Premises to undertake the same at the cost of the Tenant which cost shall be repaid by the Tenant to the Landlord on demand together with all Solicitors' and Surveyors' charges and other expenses reasonably incurred by the Landlord in connection therewith and with Interest from the date of demand to the daze of payment.

TO PERMIT ENTRY FOR REPAIRS ETC.

13 TO permit the Landlord or any persons authorised by the Landlord and the tenants and occupiers of any Adjoining Property or other neighbouring or adjoining property at all reasonable times and upon reasonable notice (except in case of emergency) to enter upon the Demised Premises for the purpose of carrying out repairs, decorations, alterations or other works to or upon such Adjoining Property or any Other Buildings or other neighbouring or adjoining property or buildings thereon or of cleansing or renewing the Pipes belonging to or serving the same the person entering carrying out all such work with the minimum practicable interference with the use and occupation of the Demised Premises by the Tenant and making good To the Tenant all physical damage occasioned thereby to the Demised Premises but so that no liability except in respect of entry personally by the Landlord or the duly authorised representative of the Landlord shall accrue against the Landlord.

TO PAY LANDLORD'S COSTS OF APPLICATION FOR LICENCES ETC.

14 TO pay on demand to the Landlord on an indemnity basis all costs, fees, disbursements, charges and expenses (including without prejudice to the generality of the foregoing those payable to counsel, solicitors, surveyors and bailiffs) incurred by the Landlord in relation or incidental to:

         14.1 Every application made by the Tenant for a consent or licence required or made necessary by the provisions of this Lease whether the same be granted or refused or proffered subject to any lawful qualification or whether the application be withdrawn,

         14.2 The Preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred in or in contemplation of proceedings under Section 146 and 147 of that Act notwithstanding that in any case forfeiture is avoided otherwise than by relief granted by the Court.

         14.3 Any steps taken in contemplation of or in connection with the preparation and service of all notices and schedules relating to wants of repair to the Demised Promises and whether served during or after the end or sooner determination of the Lease Term (but relating in all cases to such wants of repair that accrued no later than the expiration or sooner determination of the Lease Term).

         14.4 The recovery or attempted recovery of arrears of rents or other sums due from the Tenant.

         14.5 The preparation and endorsement of Memoranda hereon of any increase in the rent following a review thereof.

USER, OCCUPATION ETC.

15 15.1 NOT to use the Demised Premises or any part thereof OT permit or suffer the same to be used for a sale by auction public exhibition show spectacle or gambling or for the sale or consumption of intoxicating liquor or as a club or for any public or political meeting nor to maintain use exercise or carry on or permit or suffer to be maintained used exercised or carried on by an), person whomsoever upon any part of the Demised Premises any noisy, noisome, dangerous, or offensive trade or business whatsoever nor to keep or permit to be kept any animal, fish, reptile or bird in the Demised Premises nor to use the premises as a residence or as sleeping accommodation nor for any purpose other than as offices within Class B1(a) of the Schedule to the Town and Country Planning (Use Classes) Order 198? (notwithstanding any amendment or revocation of such Order) (to the exclusion of any other use or uses whether or not the same is permitted by the relevant planning authority or is Permitted development under the Planning Acts) PROVIDED that nothing in this clause shall amount to a representation or warranty by the Landlord that any such use is or will remain a permitted use within the provisions of the Town and Country Planning Acts nor shall any consent which the Landlord may in its discretion give to any change of use be taken as including any such representation or warranty,

         15.2 Not to leave the Demised Premises continuously unoccupied for more than one month without

                  15.2.1 notifying the Landlord and

                  15.2.2 providing such caretaking or security arrangements as the Landlord shall reasonably require and the Landlord's insurers shall require in order to protect the Demised Premises from vandalism, theft, damage or unlawful occupation.

NO ILLEGAL USE OR NUISANCE ETC.

16 16.1 NOT to use or permit or suffer the Demised Premises to be used for any illegal or immoral purpose nor to do or permit or suffer anything in or upon the Demised Premises or any part thereof which may be or become a nuisance, annoyance or cause damage or inconvenience to the Landlord or the tenants of the Landlord or other occupiers of any Adjoining Property or other property in the neighbourhood.

         16.2 Not to cause any land roads or pavements adjoining the Demised Premises to become untidy or in a dirty condition or deposit thereon any materials or refuse.

         16.3 Not to stand, place, deposit or expose outside any building forming part of the Demised Premises any goods, materials, articles or things whatsoever for display or sale or for any other purpose other than in waste receptacles or marked car parking bays designed for such purpose.

         16.4 Not to play or use any musical instrument, loudspeaker, tape recorder, gramophone, record or compact disc player, radio or television receiver or ocher equipment or apparatus that produces excessive sound in the Demised Premises so as to be heard in any Ocher Buildings or nearby premises or outside the Demised Premises if the Landlord shall reasonably consider such sound to be undesirable and shall give written notice to the Tenant to that effect.

DANGEROUS MATERIALS ETC.

17 NOT to keep or permit to be kept on the Demised Premises any materials or liquid of a dangerous or explosive nature nor which might attack or in any way injure by percolation, corrosion or otherwise the Demised Premises nor to do permit or suffer anything which may render the Landlord or the Tenant liable to any notice under any Public Health Act for the time being in force or for any purpose or in any way which would constitute a breach of any of the provisions of any statute for the time being in force whether affecting the Landlord or any of its present or future property (including the Demised Premises) to which may be in any way calculated to injure any such property.

INSURANCE COVENANTS

18 18.1 NOT to do or suffer to be done anything which may render any increased or extra premium payable for the insurance of the Demised Premises or any Adjoining Property against loss or damage by any of the Insured Risks or which may vitiate any policy for such insurance or for any insurance of the Demised Premises and if at any time during the Lease Term anything shall be done upon the Demised Premises which shall cause the premium to be charged by any insurance office to exceed the average current rate for the time being in force to give notice thereof unto the Landlord and also to pay the extra premium so to be charged as aforesaid for the insurance of the Demised Premises or any Adjoining Property.

         18.2 In the event of the Demised Premises being destroyed or damaged to give notice thereof immediately to the Landlord stating (if possible) whether and to what extent such destruction OT damage was brought about directly or indirectly by all of the Insured Risks.

         18.3 If at any time during the Lease Term the Demised Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks and the insurance money shall become wholly or partly irrecoverable by reason solely or in part of an art or default of the Tenant or any person at the Demised Premises expressly or by implication with the Tenant's authority then and in every such case the Tenant will forthwith on demand pay to the Landlord the whole of the, cost to the Landlord of completely rebuilding and/or reinstating the same together with Interest thereon and in the event of any dispute arising out of this clause the same shall be referred to arbitration in accordance with the Arbitration Act 1996.

         18.4 To maintain in force throughout the Lease Term insurance only against damage to all plate glass to its full re-instatement value from time to time in the Demised Premises and to produce to the Landlord on demand the Policy relating to such insurance and evidence of payment of the current premium.

         18.5 To comply with the requirements and recommendations of the Landlord's insurers and to keep the Demised Premises supplied with such fire fighting equipment as the Landlord's insurers may require and the fire authority may require and to maintain the same in proper and safe working order.

         18.6 To give notice to the Landlord forthwith upon the happening of any event which might affect any insurance policy relating to the Demised Premises.

         18.7 Forthwith to notify the Landlord in writing of any conviction judgment or finding of any Court or Tribunal relating to the Tenant (or ally director, other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or continue insurance of any of the Insured Risks.

         18.8 If at any time the, Tenant shall be entitled to the benefit of any insurance on the Demised Premises (which is not effected or maintained in pursuance of any obligation herein mentioned) to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

RESTRICTIONS ON ASSIGNMENT AND UNDERLETTING

19 19.1 IN this clause 19 "Permitted Part" means any one complete floors of the Demised Premises (excluding common parts).

         19.2 Not to hold on trust for another or share or part with possession or occupation of the whole or any part of the Demised Premises save that the Tenant may part with or share possession or occupation of the Demised Premises to or with a Group Company for so long as both companies remain members of the same Group and otherwise than in a manner that transfers or creates a legal estate or the relationship of landlord and tenant.

         19.3 Not to assign or charge any part of the Demised Premises as distinct from the whole.

         19.4 Not to underlet any part of the demised Premises other than a Permitted Part PROVIDED THAT there may not be more than one sub-letting of part of the Demised Premises subsisting at any one time.

         19.5 Subject to and without prejudice to the obligations on the part of the Tenant and the restrictions imposed by the following sub-paragraph of this paragraph 19 not to assign or underlet or charge the whole of the Demised Premises and not to underlet a Permitted Part without in each and every case first obtaining the appropriate consent (such consent not to be unreasonably withheld or delayed subject however in the case of an underletting of a Permitted Part to the provisions of clause 19.4 above).

         19.6 Without prejudice to the right of the Landlord to withhold its consent an any ground where such withholding of consent would be reasonable the Landlord may withhold its consent to an assignment of this Lease in the circumstances set out in paragraph 19.7 below or such consent may be granted subject to the conditions set out in paragraph
         19.8 below.

         19.7 The circumstances referred to in paragraph 19.6 are:

                  19.7.1 Where any rents or other monies whatsoever due and payable hereunder by the Tenant remain unpaid

                  19.7.2 Where neither the Landlord nor its surveyor nor its solicitors has received an undertaking from the Tenant's solicitors to pay all the Landlord's proper costs arising in connection with the application for the licence to assign (including without limiting the foregoing those of solicitors and surveyors) and disbursements and VAT whether or not the licence proceeds to completion (save where it is not completed because the Landlord unlawfully withholds its consent)

                  19.7.3 Where any works which the Tenant is or was required to carry out as a condition of the grant of this Lease have not been duly carried out in compliance with that requirement or any time limit thereby imposed.

                  19.7.4 Where there subsists a material breach of any of the covenants by the Tenant herein contained which the Tenant has failed to remedy or the remedy of which has not been adequately secured in a manner or on terms reasonably acceptable to the Landlord.

                  19.7.5 Where in the Landlord's reasonable opinion an assignment to the proposed assignee would reduce the open market value of the Landlord's interest in the Demised Premises or would adversely affect the ability of the Landlord to dispose of such interest in the open market an the assumption (whether or not a fact) that the Landlord wished to sell such interest on the date of the Tenant's application for consent for the assignment to the proposed assignee.

         19.8     The conditions referred to in paragraph 19.6 are:

                  19.8.1 That the Tenant requesting consent to assign enters into an authorised guarantee agreement (as defined in Section 16 of the Landlord and Tenant (Covenants) Act 1995) in the terms contained in the Sixth Schedule hereto (with such farther provisions as may be appropriate pursuant to paragraph 19.6).

                  19.8.2 That on an assignment to a limited company and if the Landlord shall so require to procure that at least two directors of the company or some other guarantor or guarantors reasonably acceptable to the Landlord enter into direct covenants with the Landlord in the form set out in the Fourth Schedule hereto as if references therein to the Tenant were references in the Assignee or otherwise in such form as the Landlord shall require.

                  19.8.3 That on an assignment if the Landlord shall so require to procure that at least two guarantors reasonably acceptable to the Landlord enter into direct covenants with the Landlord in the form set out in the Fourth Schedule hereto as if references therein to the Tenant were references to the Assignee or otherwise in such form as the Landlord shall require.

                  19.8.4 That if the assignee is a company incorporated elsewhere than in Great Britain or is an individual not resident in Great Britain (whether or not with other individuals who may be so resident) the assignee enters into a separate deed with the Landlord which contains the following provisions:

                           19.8.4.1 (if by a company) an agreement by the assignee to register and remain registered pursuant to Schedule 21A of the Companies Act 1995

                           19.8.4.2 an agreement by the parties that the rights and obligations of the parties under this Lease and all documents supplemental thereto shall be governed by the laws of England.

                           19.8.4.3 an agreement on the part of the assignee that any legal action or proceedings against the assignee with respect to any matter arising under this Lease and any document supplemental thereto may be brought in the English Courts.

                           19.8.4.4 the irrevocable and unconditional acceptance by the assignee of the non-exclusive jurisdiction of the English Courts in relation to anything arising under this Lease or any document supplemental thereto.

                           19.8.4.5 an irrevocable appointment of and authorisation to an agent in England or Wales to accept service on behalf of the assignee in England or Wales of any notice under this Lease or any document supplemental thereto or under any statute and/or process in die jurisdiction in the English Courts in any legal action or proceedings arising under this Lease or any document supplemental thereto.

                           19.8.4.6 an agreement by the assignee that should the Landlord bring any judicial proceedings in relation to any matter arising under this Lease or any document supplemental thereto no immunity from such judicial proceedings from attachment to its property or from execution of judgment shall be claimed by the assignee or on the assignee's behalf with respect to the property of the assignee and any such immunity is and shall be waived by the assignee.

                           19.8.4.7 an agreement by the assignee that nothing in the foregoing provisions should affect the right to serve proceedings in any other manner permitted by law or to commence any legal action or proceedings in any other jurisdiction.

                           19.8.4.8 an agreement by the assignee that any order declaration or other decision of the English Courts may be enforced in the duly constituted Court of the country in which the assignee (being a company) is incorporated or (being an individual) is resident or in the Courts of any other country in which the assignee has assets and an undertaking by the assignee to submit to the jurisdiction of such Courts.

         19.9 Not to underlet the whole of the Demised Premises or a Permitted Part at less than the full Rack Rental Value for the time being or the rent then payable under this Lease (whichever is the greater) (or a proportionate part of whichever is the greater in the case of an underletting of a Permitted Part) and without: taking a fine or premium or any consideration or money or moneys worth and not at any time during the Lease Term to be a party, or privy to any agreement or arrangement for commutation in whole or in part of an annual rent reserved and made payable on any underletting of the Demised Premises.

         19.10 Prior to any permitted underletting to procure that the underlessee enters into direct covenants with the Landlord as follows:

                  19.10.1 While the underlessee is bound by the underlessee's covenants in the underlease together with and additional period during which the underlessee is bound by an authorised guarantee agreement to observe and perform all the tenant covenants and other provisions of this Lease (other than the payment of rents).

                  19.10.2 An unqualified covenant by the underlessee that the underlessee will not assign, underlet, charge, hold on trust for another, part with nor share the possession or occupation of part only of the sub-demised premises or underlet, hold on trust for another, part with nor share possession or occupation of the whole of the sub-demised premises and

                  19.10.3 That the underlessee will not assign or charge the whole of the sub-demised premises without the appropriate consent.

         19.11 To ensure that any underlease of the Demised Premises or a Permitted Part shall contain:

                  19.11.1 A covenant by the underlessee to assign, underlet or share or part with possession or occupation of any part of the sub-demised premises (as distinct from the whole) and not to underlet share or part with possession or occupation of the whole of the sub-demised premises by way of an assignment thereof.

                  19.11.2 A covenant by the underlessee not to assign or charge the whole of the sub-demised premises without the appropriate consent.

                  19.11.3 Such covenants by the underlessee as will prohibit the underlessee from doing or suffering any act or thing which will contravene any of the Tenant's obligations in this Lease.

                  19.11.4 A covenant requiring the assignee on any assignment of the underlease to enter into direct covenants with the Landlord to the same effect as those contained in paragraph 19.10.1.

                  19.11.5 A covenant requiring on each assignment of the underlease that the assignor enters into an authorised guarantee agreement in favour of the Landlord in the terms set out in the Sixth Schedule but adapted TO M= the circumstances in which the guarantee is given.

                  19.11.6 Provisions for review of the rent reserved by the underlease (which the Tenant hereby undertakes to operate and enforce) corresponding both as to terms and periodicity with the provisions set out in this Lease for revision of the rent hereby reserved PROVIDED THAT the review of the rent reserved by any underlease shall not be concluded prior to the final determination of the review of the rent reserved by this Lease on a corresponding Review Date.

                  19.11.7 A condition for re-entry on breach of any covenant on the part of the underlessee.

                  19.11.8 An agreement to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such underlease and that agreement shall have been duly authorised beforehand by the Court.

         19.12 In the event of any breach non-performance or non-observance of any of the provisions contained or referred to in this Lease by any underlessee of the Tenant the Tenant will forthwith on discovering the same take all necessary steps and proceedings at its own expense to remedy the same.

         19.13 Upon every application for the appropriate consent to disclose to the Landlord such information as to the terms proposed as the Landlord may reasonably require.

         19.14 In this paragraph 19 "the appropriate consent" means in relation to any consent required by the Tenant under the terms of this Lease the consent in writing of the person entitled to the reversion expectant thereon and their mortgagee (if any) and in relation to any consent required by the terms of any underlease such Consent as aforesaid and the consent in writing of the person entitled to the reversion expectant thereon and their mortgagee (if any).

TO REGISTER ASSIGNMENT ETC.

20 20.1 WITHIN fourteen days after every assignment transfer or underletting or the assignment of an underlease or after any devolution by will or otherwise or after the creation or discharge of any, mortgage or charge affecting the Demised Premises or any part thereof to produce for registration with the Landlord's solicitors the original or a certified copy of the assignment, underlease, instrument or other evidence of such devolution mortgage or charge and to pay the Landlord's solicitors reasonable fee being a minimum of THIRTY FIVE POUNDS (Pound Sterling35.00) for the registration of every such document or devolution plus Value Added Tax.

LIMITATIONS OF SIGNS, EXTERNAL DISPLAYS ETC.

21 21.1 NOT without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed to erect place affix or display or suffer to be erected placed affixed or displayed any aerial, sign, signboard, advertisement, hoarding, fascia, placard, bill, notice or other notification whatsoever, whether by a display of lights or otherwise, in or upon the Demised Premises other than a signboard setting forth the name of the Tenant and the trade or business carried on upon the Demised Premises which in the opinion of the Landlord is of reasonable size and appropriate to such trade or business and the Demised Premises.

         21.2 Not to display any flashing lights in the Demised Premises that can be seen from outside the Demised Premises nor to display any other lighting arrangement that can be seen from outside the Demised Premises if the Landlord shall consider such lighting to be undesirable and shall give written notice to the Tenant to that effect.

         NOT TO LOSE EASEMENTS OR PERMIT ADVERSE RIGHTS TO BE ACQUIRED

22 22.1 NOT to do or suffer or permit to be done or suffered anything whereby any right of light or air or other easements belonging to the Demised Premises may be endangered or interfered with or lost and not to permit any new window, light, opening, doorway, path, passage, drain or other encroachment or easement to be made or acquired in against out of or upon the Demised Premises or any part thereof and in the event of any other person or persons doing any act or thing whereby such right of light or air or other easement is or may be endangered interfered with or lost or if any such window, light, opening, path, passage, drain or other encroachment or easement shall be made or acquired or attempted to be made or acquired against out of or upon the Demised Premises or any part thereof forthwith to notify the Landlord and at the Landlord's cost to take such action at law or otherwise as may seem reasonably necessary to the Landlord in the name of the Tenant either alone or jointly with the Landlord for the protection of their respective rights and interests in the Demised Premises and for preventing any such encroachment or the acquisition or any such easement.

         22.2 Not to stop up darken or obscure (ocher than temporarily) any windows or lights belonging to the Demised Premises or any window or light of any other premises belonging to the Landlord.

INDEMNITIES

23 TO be responsible for and to indemnify and keep indemnified the Landlord from and against all loss, damage, actions, proceedings, suits, claims, demands, costs, losses, damages, liability and expense made against or incurred by the Landlord

         23.1 In respect of any injury to or the death of any person or damage to any Property movable or immovable by reason of or arising in any way directly or indirectly out of the repair or state of repair of the condition of or the existence of any alteration to or the user of the Demised Premises and

         23.2 Any act, omission or negligence of the Tenant or any persons at the Demised Premises expressly or by implication with the Tenant's authority and

         23.3 Any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease.

TO PERMIT NOTICES FOR RELETTING

24 TO permit the Landlord during the last six months of the Lease Term (or sooner if the rents or any part thereof shall be in arrear and unpaid for upwards of one calendar month) to affix and retain without any interference upon any part, of the Demised Premises a notice for reletting the same and during such period to permit persons with authority from the Landlord or its agent at reasonable times of the day upon prior appointment being made for the purpose to view the Demised Premises.

SALE ETC. OF REVERSION ETC.

25 TO permit upon reasonable notice at any time during the Lease Term prospective purchasers of or dealers in or mortgagees of or agents or representatives or surveyors of prospective mortgagees instructed in connection with the sale or mortgage of the Landlord's reversion or of any interest superior to the Lease Term to enter and view the Demised Premises without interruption PROVIDED the same are authorised by the Landlord or its agents.

STATUTORY REQUIREMENTS ETC.

26 26.1 TO do and execute all such works as may under the Clean Air Act 1956, the Offices Shops and Railway Premises Act 1963, the Defective Premises Act 1972, The Fire Precautions Act 1971, the Factories Act 1961, the Health and Safety at Work etc. Act 1974 or any other statute be directed or required to be executed at any time during the Lease Term upon or in respect of the Demised Premises or any part thereof whether by the landlord or Tenant or any fixtures, machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purpose thereof or in respect of the use to which the Demised Premises are being put by the landlord or tenant thereof and to keep the Landlord fully and effectually indemnified in respect of any expenditure which may be required to be incurred in regard thereto.

         26.2 Not to do anything by reason of which the Landlord may under any statute incur or have imposed upon the Landlord or become liable to pay any damages, compensation, costs, charges or expenses.

         26.3 At all times during the Lease Term at the expense of the Tenant to comply with all recommendations from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises.

         26.4 Without prejudice to the generality of the foregoing to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bye laws applicable to the Demised Premises or in regard to carrying on the trade or business for the time being carried on by the Tenant on the Demised Premises.

TO GIVE NOTICE OF DEFECTS

27 TO give notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Demised Premises.

TO COMPLY WITH OFFICIAL NOTICES

28 THAT upon the receipt of any notice, order, requisition, direction or other things from a competent authority affecting or likely to affect the Demised Premises or any part thereof (whether the same shall be served directly on the Tenant or the original or a copy thereof be received from any underlessee or other person whomsoever) the Tenant will so far as such notice, requisition, direction or other thing or the Act, regulation, order or other instrument under and by virtue of which it is issued or the provisions of this Lease require the Tenant so to do comply therewith at its own expense and will as soon as possible after the receipt of the same deliver to the Landlord two copies of any such notice, order, requisition direction or other thing.

PLANNING ACTS

29 IN relation to the Planning Acts (an application for permission consent or approval under such Acts being hereinafter referred to as a "planning application" and "development" having the meaning assigned thereto in Section 55 of the Town and Country Planning ACL 1990 or that meaning as it may be (or have been) amended or re-enacted from time to time or any meaning from time to time substituted for that meaning):

         29.1 At all times during the subsistence of this Lease to comply with all requirements of or having validity under the Planning Acts and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention.

         29.2 Not to make any planning application for development or carry out or cause to be carried out any development on the Demised Premises without the previous written consent of the Landlord.

         29.3 Forthwith upon receipt of any notice or order or any proposal for the same from a planning authority or statutory authority to give full particulars thereof to the Landlord and if required to produce such notice order or proposal to the Landlord and at the request of the Landlord to make or join with the Landlord in making at the Landlord's cost such objection or representation as the Landlord shall reasonably deem expedient.

         29.4 Unless the Landlord otherwise directs in writing to carry out before the end of the Lease Term (disregarding any statutory continuation thereof) any development begun upon the Demised Premises with the Landlord's consent in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts and any works required to be carried out to the Demised Premises, on or by a date subsequent thereto by reason of any limitation or condition imposed by a planning permission consent or approval or if the work cannot lawfully be done before the end of the Lease Term to pay to the Landlord the estimated cost of carrying it out provided that if application to the Court has been made for a new tenancy under Part II of the Landlord and Tenant Act 1954 this sub-clause shall apply to the date on which the tenancy as continued under the Act comes to an end.

         29.5 So often as occasion shall require at the expense in all respects of the Tenant to obtain from the appropriate authorities all such permissions licences and consents (if any) as may be required for the carrying out by the Tenant of any works to or operations on the Demised Premises or the institution or continuance by the Tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts.

         29.6 To pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such works or operations or the institution or continuance by the Tenant of any such use as aforesaid.

         29.7 In any case where a planning permission is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with such conditions and not to implement the planning permission until such security has been provided.

         29.8 If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions in a planning permission relating to the Demised Premises following an application by the Tenant.

         29.9 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Demised Promises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by the Landlord in writing (such acknowledgement not to be unreasonably withheld) as satisfactory to the Landlord BUT so that the Landlord may refuse so to express such satisfaction with any planning permission on the ground that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord's Surveyor would be likely to be prejudicial to the Landlord's interest in the Demised Premises or any Adjoining Property whether during or at the end or sooner determination of the Lease Term.

TO PAY LANDLORD DUE PROPORTION OF COMPENSATION

30 TO pay or procure the payment to the Landlord of the due and proper portion of any compensation paid to the Tenant or payable consequent upon any notice served or application refused by any governmental or local authority in respect of the Demised Premises or the user thereof. In the event of any dispute arising out of this Clause the same shall be referred to arbitration in accordance with the Arbitration Act 1996.

NEW GUARANTOR

31 WITHIN fourteen days of the death during the Lease Term of any Guarantor or of any Guarantor becoming bankrupt or having a receiving order made against him or being a Company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within twenty tight days of such request being made in writing to the Tenant to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease such guarantee to be in the form set out in the Fourth Schedule hereto.

LANDLORD'S RIGHTS

32 TO permit the Landlord and all persons authorised in writing by the Landlord (including agents, professional advisers, contractors, workmen and others) at all times during the Lease Term to exercise without interruption or interference any of the rights granted to the Landlord by virtue of the provisions of this Lease.

PLANS, DOCUMENTS, ETC.

33 33.1 TO retain a copy of the Demised Premises Health and Safety File upon the Demised Premises (receipt of which is acknowledged by the Tenant) and to maintain the said file and the original (in the Landlord's possession) in accordance with The Construction (Design and Management) Regulations 1994 and if called upon so to do to produce to the Landlord or the Landlord's Surveyor the Health and Safety File together with all information, plans, documents and other evidence as the Landlord may require in order to be satisfied that the provisions of the said Regulations and of this Lease have been complied all at the Tenant's expense.

         33.2 If called upon so to do to furnish to the Landlord the Landlord's Surveyor or any ocher surveyor acting for the Landlord or any surveyor or other person to acting to the Rack Rental Value of the Demised Premises under the provisions for rent review in this Lease such information as may be requested in writing in relation to any pending or intended step under the Landlord and Tenant Act 1954 or the implementation of the rent review provisions in this Lease.

TO YIELD UP

34 34.1 AT the expiration or sooner determination of the Lease Term to yield up the Demised Premises with vacant possession and in such good and substantial repair as is in accordance with the terms of this Lease TOGETHER WITH the Landlord's fixtures and fittings whole undefaced and fit for use and to give lip all keys of the Demised Premises to the Landlord and to remove all lettering and signs erected by the Tenant in or upon or near the Demised Premises and all Tenant's fixtures and fittings furniture and effects and forthwith to make good any damage caused by such removal.

         34.2 If at the expiration or sooner determination of the Lease Term the Demised Premises are not in the state of repair and redecoration in which they should be having regard to the Tenant's covenants and conditions contained in this Lease the Tenant shall (if so required by the Landlord) pay to die Landlord on demand by way of liquidated damages

                  34.2.1 such sum as shall be certified by the Landlord's Surveyor to represent the cost of putting the Demised Premises into the state of repair and redecoration in which they should have been had the Tenant complied with the terms of this Lease TOGETHER WITH rent at the rate prevailing at the expiration or sooner determination of the Lease Term that would have been payable under this Lease If the Lease Term had been extended for such period as is reasonably necessary to put the Demised Premises in to the state of repair and decoration in which they should have been and

                  34.2.2 the fees of the Landlord's Surveyor for the preparation and service of a Schedule of Dilapidations and the preparation and issue of the said certificate.

INDEMNITY IN RESPECT OF DOCUMENTS CONTAINED IN FIFTH SCHEDULE

35 TO observe and perform the agreements, covenants and other matters contained or referred to in the documents (if any) specified in the Fifth Schedule and to indemnify the Landlord against all costs, charges, expenses, damages, breaches and future liabilities arising from them.

                               THE FOURTH SCHEDULE

                       (THIRD SCHEDULE CLAUSES 19 AND 31)

                           COVENANTS BY THE GUARANTOR

1        IN this Schedule "Liability Period" means:

         1.1 In the case of any guarantor required pursuant to clause 19.8.2 and
         19.8.3 of the Third Schedule the period during which the relevant assignee is bound by the tenant covenants of this Lease together with any additional period during which that assignee is liable under an authorised guarantee agreement and

         1.2 In the case of any guarantor under an authorised guarantee agreement the

                               DATED May 24, 1999






                            BALSTONE ESTATES LIMITED


                                    -- to --


                         3 dfx INTERACTIVE INC. OF TEXAS
                               (STB SYSTEMS, INC.)








                                   COUNTERPART
                                     LICENSE

                                   RELATING TO
                                 MERIDIAN HOUSE
                              2/4 THE GROVE, SLOUGH
                                    BERKSHIRE

THIS LICENSE is made the 24th day of May, _______, One thousand nine hundred and ninety nine BETWEEN BALSTONE ESTATES LIMITED (company registration number 1098614) whose registered office is at "Sorbon", Aylesbury End, Beaconsfield, Buckinghamshire, HP9 1LW (hereinafter called "the Landlord") of the one part and 3dfx INTERACTIVE of Texas (STB Systems, Inc.) incorporated in Texas USA (company registration number 75-1855896) whose registered office is at 3400 Waterview Parkway, Richardson, Texas 75080 USA, and whose address for service in the United Kingdom is Meridian House 2-4 The Grove Slough Berkshire

(hereinafter called "the Tenant") of the other part.

WHEREAS

(1) This Licence is supplemental to a Lease (hereinafter called "the Lease") short particulars of which appear in the First Schedule hereto whereby ALL THAT the premises specified in the

Second Schedule hereto (hereinafter called "the Premises") were demised for the
term of Ten years from the     day of       One thousand nine hundred and ninety
nine subject to the payment of the rents reserved by and the performance and observance of the covenants on the Lessee's part and the conditions contained in the Lease.

(2) The reversion immediately expectant on the determination of the term of years granted by the Lease remains vested in the Landlord and the unexpired residue of the said term of years remains vested in the Tenant.

(3) The Lease contains provisions (inter alia) prohibiting the Tenant from carrying out alterations or additions to the Premises PROVIDED THAT the Tenant may with the prior written consent of the Landlord carry out works of alteration of a non-structural nature.

(4) The Tenant has applied to the Landlord for consent to carry out the works described in the Third Schedule hereto and the Landlord has agreed to the Tenant carrying out such works subject to the terms and conditions (including the obligation to re-instate the Premises) hereinafter appearing.

NOW THIS DEED WITNESSETH as follows:

1 SUBJECT to the conditions herein contained and to all rights of any person not a party to this Licence the Landlord HEREBY GRANTS to the Tenant its Licence and Consent pursuant to clause 7.1 of the Third Schedule to the Lease to carry out and complete the works described in the Third Schedule hereto ("the Permitted Works").

2 IN consideration of the Licence hereinbefore contained and granted the Tenant HEREBY COVENANTS with the Landlord as follows:

         2.1 To carry out the Permitted Works as soon as is practicable in accordance with the plans and specification (if any) referred to in the Third Schedule and in a good and workmanlike manner with due diligence and speed to the satisfaction of the Landlord and the Landlord's Surveyor.

         2.2 During the execution of any of the Permitted Works:

                  2.2.1 To keep all materials and equipment stored inside the Premises

                  2.2.2    Not to cause or permit:

                           2.2.2.1 Any damage disturbance annoyance nuisance or inconvenience whether by noise dust vibration the emission of smoke fairies or effluvia or otherwise to the Landlord or to the owners or occupiers of any adjoining or neighbouring property.

                           2.2.2.2 Any damage or disturbance to or weaken or render unsafe the structure of the Premises or any adjoining or neighbouring property or any plant or machinery at the Premises.

                           2.2.2.3 The infringement interruption or destruction of any right easement or privilege

                           2.2.2.4 The interruption of any service to or from adjoining or neighbouring property.

         2.3 To insure and keep insured with the insurers with whom the Premises are for the time being insured ("the Insurers"):

                  2.3.1 All parts of the Permitted Works from time to time executed and all unfixed materials and goods at the Premises intended for the Permitted Works from the date of their commencement to the date of their completion in the joint names of the Landlord and the Tenant against loss or damage by fire lightning explosion storm tempest flood bursting or overflowing of water tanks apparatus or pipes earthquake aircraft and other aerial devices or articles dropped from aircraft or other aerial devices riot and civil commotion and such other risks as the Landlord may from time to time require in the full reinstatement or replacement value it being agreed that all money received under any policy relating to such insurance shall be applied in restoring replacing and reinstating such works materials and goods the Tenant making up any deficiency out of the Tenant's own money.

                  2.3.2 Without prejudice to clause 2.5.2 the Landlord and the Tenant in a sufficient sum against all liability actions proceedings costs claims demands and expenses whatever in respect of personal injury to or the death of any person or damage to any property real or personal however arising out of or in the course of or as a result of the execution of the Permitted Works or any part of them and to supply the Landlord on demand a copy or copies of the policy or policies relating to such insurance and the receipts or other evidence of payment of the current premium.

         2.4 2.4.1 To pay to the Landlord on demand and to indemnify the Landlord against any increased or extra premium payable in respect of the insurance of the Premises or any adjoining or neighbouring property as a result of the execution or retention of the Permitted Works or any part of them.

                  2.4.2 To indemnify the Landlord against all liability actions proceedings claims demands costs and expenses whatsoever (including without limitation those in respect of personal injury to or the death of any person or any injury or damage to any property real or personal) however arising whether directly or indirectly as a result of the grant of or any failure by the Tenant to comply with the covenants and conditions contained in this Licence the commencement execution or retention of the Permitted Works or any part of them the state and condition of tile Premises whether during or after tile execution of the Permitted Works or the existence operation or use of any apparatus machinery substance or thing on the Premises in connection with the Permitted Works.

         2.5 On completion of all the Permitted Works to remove all debris and equipment from the Premises make good any damage caused to the Premises or any adjoining or neighbouring property of the Landlord by the execution of the Permitted Works and to reinstate the same to the satisfaction of the Landlord's Surveyor.

         2.6 To pay on demand to the Landlord and indemnify the Landlord against all costs charges fees disbursements and expenses of the Landlord (including those of tile Landlord's Solicitors and Architects or Surveyors where appropriate and Agents and any other professional advisers (and including in each case any Value Added Tax) of and incidental to the preparation execution and completion of this Deed (in duplicate) the approval of the plans and specifications and other plans which may be required and the superintendence of the Permitted Works and otherwise howsoever (without limitation) in relation to matters arising under this Deed.

         2.7 2.7.1 That the Tenant has obtained or will obtain forthwith all necessary permissions and consents from all competent local and other authorities and will comply with all Acts of Parliament and any regulations rules or orders made thereunder and any bye-laws in respect of the Permitted Works and will carry out and maintain the Permitted Works in accordance therewith and without prejudice to the generality of the foregoing in accordance with any applicable planning permission the Building Regulations and the requirements of the Fire Officer.

                  2.7.2 Subject to any statutory direction to the contrary to pay and satisfy any charge or levy which may be imposed under the Town and Country Planning Act 1990 or any other statute in respect of the commencement execution or retention of the Permitted Works or any part of them.

                  2.7.3 To observe and perform the obligations set out in the Fourth Schedule relating to health and safety.

         2.8 That the Tenant shall give to the Landlord at least seven days' written notification of the Tenant's intention to commence the Permitted Works and will further notify the Landlord forthwith of completion of the Permitted Works.

         2.9 To permit the Landlord and the Landlord's Architects Surveyors Agents and workmen to enter the Premises at all times for any purpose in connection with this Licence or any of the Permitted Works.

         2.10 That the Tenant will at the expiration or sooner determination of the Lease (unless released in writing by the Landlord from compliance with this stipulation) at its own cost and expense reinstate and make good the Premises and restore the same to the same state and condition as they are now and as if the said works had not been made and such reinstatement shall be carried out under the supervision and to the satisfaction of the Landlord's Architects or Surveyors whose costs shall be home and paid for by the Tenant and without prejudice to any other right of the Landlord the Tenant shall pay to the Landlord a sum equivalent to the loss of rent incurred by the Landlord during such period as the works of reinstatement are being carried out.

3 NOTHING herein contained shall be deemed to authorise any further alterations or works to the Premises or any part thereof or in any way lessen the liability of the Tenant to the Landlord under the Tenant's covenants contained in the Lease or waive or be deemed to waive any breach thereof which may have occurred prior to the date of this Licence.

4 AS and when the Permitted Works shall have been completed all the Tenant's covenants provisions and agreements contained in the Lease shall be applicable to the Premises in their then altered state in the same manner and as fully and extensively as if the Premises had continued in the same state as the Premises were in prior to the completion of the Permitted Works.

5 THE proviso for re-entry contained in the Lease shall be exercisable upon any breach of any of the covenants hereof as well as upon any breach of any of the covenants and conditions in the Lease.

6        IT IS HEREBY EXPRESSLY AGREED that:

         6.1 All sums payable by the Tenant under this Licence shall be recoverable as rent in arrear.

         6.2 If the Permitted Works are not commenced within eight weeks of the date hereof the provisions of this Licence save for Clauses 2.7 and 6.1 shall determine and cease to have effect as of that date.

         6.3 The alterations and additions comprised in the Permitted Works are not improvements for the purposes of the Landlord and Tenant Act 1927
         Part I and are carried out by the Tenant to suit its own personal requirements and neither the Tenant or any other person shall be entitled to compensation in respect thereof at the expiry or sooner determination of the Lease or at any other time.

         6.4 For the purpose of rent revision or for the calculation of the rental value or for any other purposes the net useable area of the Premises shall be deemed to be that as at the commencement of the Lease and any reduction in the useable area caused by the Permitted Works shall be ignored.

         6.5 Without prejudice to any other remedy of the Landlord if the Tenant is in breach of any of its obligations under this Licence the Landlord may serve notice on the Tenant specifying the breach and if such breach is not remedied within a reasonable time the Landlord may either serve a notice on the Tenant requiring the Tenant to reinstate the Premises or itself remedying the breach at the expense of the Tenant.

7 This document shall be treated as having been executed and deliver as a deed only upon being dated.

         IN WITNESS whereof this License has been executed as a Deed by the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                                    THE LEASE

DATE                      PARTIES                         TERM
                          Balstone Estates Limited (1)    Ten years from the
                          3dfx Interactive Inc. (2)       day of 1999


                               THE SECOND SCHEDULE

                                  THE PREMISES

                  Meridian House 2/4 The Grove Slough Berkshire